CVR Energy, Inc.
Common Stock, Par Value $0.01 Per Share
Underwriting Agreement
November 5, 2009
Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005
Ladies and Gentlemen:
     Coffeyville Acquisition II LLC, a Delaware limited liability company (the “Selling Stockholder”), proposes, subject to the terms and conditions stated herein, to sell to Deutsche Bank Securities Inc. (the “Underwriter”), and the Underwriter elects to purchase, an aggregate of 7,376,264 shares (the “Shares”) of common stock, par value $0.01 (“Stock”), of CVR Energy, Inc., a Delaware corporation (the “Company”).
     1. (a) The Company represents and warrants to, and agrees with, the Underwriter that:
     (i) A registration statement on Form S-3 (File No. 333-151787) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”) and has been declared effective by the Commission; no other document with respect to such registration statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of such registration statement or any post-effective amendment thereto has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission (the base prospectus included in the Registration Statement, including all information incorporated by reference therein, is hereinafter called the “Base Prospectus”; the registration statement, including all exhibits thereto and documents incorporated therein by reference, together with the Base Prospectus and any other prospectus deemed part thereof pursuant to Rule 430B, are hereinafter collectively called the “Registration Statement”; the Final Prospectus Supplement, in the form first filed pursuant to Rule 424(b) under the Act, including the Base Prospectus and all documents incorporated therein by reference, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

     (ii) No order preventing or suspending the use of the Base Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and the Base Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations of the Commission thereunder, and the Base Prospectus, at the time of filing thereof, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein;
     (iii) For the purposes of this Agreement, the “Applicable Time” is 4:10 p.m. (Eastern Standard Time) on the date of this Agreement. The Base Prospectus, when considered together with the information contained on Schedule IA hereto (which information the Underwriter has informed the Company and the Selling Stockholder is being conveyed orally by the Underwriter to prospective purchasers at or prior to the Underwriter’s confirmation of sales of Shares in the offering) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule IB hereto does not conflict with the information contained in the Registration Statement or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Base Prospectus and the information contained on Schedule IA hereto as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein;
     (iv) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein;

     (v) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Base Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the current or future financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken together as a whole (“Material Adverse Effect”), in each case otherwise than as set forth or contemplated in the Base Prospectus; and, since the date as of which information is given in the Base Prospectus, there has not been any change in the capital stock or long-term debt of the Company and any of its subsidiaries, taken together as a whole, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken together as a whole, otherwise than as set forth or contemplated in the Base Prospectus;
     (vi) The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all material real property and good and marketable title to all material personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such liens, encumbrances or defects as are described in the Base Prospectus or such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
     (vii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Base Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be qualified in any jurisdiction would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each subsidiary of the Company has been duly incorporated or formed and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be, with power and authority (corporate and other) to own its properties and conduct its business as described in the Base Prospectus, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect;
     (viii) The Company has an authorized capitalization as set forth in the Base Prospectus and all of the issued shares of capital stock of the Company, including the Shares to be sold by the Selling Stockholder to the Underwriter hereunder, have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description of the Stock contained in the Base Prospectus and Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act or Sections 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act) and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as described in the Base Prospectus (and except that the Managing General Partner of CVR Partners, LP is owned by Coffeyville Acquisition III LLC);
     (ix) The sale of the Shares as herein contemplated and the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Amended and Restated Certificate of Incorporation or Amended and Restated By-laws of the Company as described in each of the Base Prospectus and Prospectus or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, after giving effect to any consents, approvals, authorizations, orders, registrations, qualifications, waivers and amendments as will have been obtained or made as of the date of this Agreement; nor does or will any such action result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except (i) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws or the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) in connection with the purchase and distribution of the Shares by the Underwriter and (ii) where the failure to obtain or make any such consent, approval, authorization, order, registration, or qualification would not reasonably be expected to have a Material Adverse Effect or would not materially impair the consummation of the transactions herein contemplated;
     (x) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or to have such securities otherwise registered by the Company under the Act, except as described in the Registration Statement;
     (xi) Neither the Company nor any of its subsidiaries is (a) in violation of its Amended and Restated Certificate of Incorporation or Amended and Restated By-laws (or similar organizational documents) or (b) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except with respect to clause (b) where such default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
     (xii) The statements set forth under the caption “Description of Capital Stock” in the Base Prospectus, insofar as they purport to constitute a summary of the terms of the Stock, under the caption “United States Tax Consequences to Non-United States Holders” in the Prospectus, and under the caption “Underwriting” in the Prospectus, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and fair in all material respects;
     (xiii) Other than as set forth in the Base Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened by governmental authorities or by others;
     (xiv) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);
     (xv) At the time of filing the Registration Statement, the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act;
     (xvi) KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants with respect to the Company as required by the Act and the rules and regulations of the Commission thereunder and the rules and regulations of the Public Company Accounting Oversight Board;
     (xvii) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company is not aware of any material weakness in such internal accounting controls;
     (xviii) Since the date of the latest audited financial statements included in the Base Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;
     (xix) The Company and its subsidiaries (A) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval, except with respect to clauses (A), (B) and (C) above where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Base Prospectus, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would individually or in the aggregate reasonably be expected to have a Material Adverse Effect;
     (xx) The Company and its subsidiaries own, have applied for or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them as described in the Base Prospectus, except where the failure to own or have such legal right to use would not reasonably be expected to have a Material Adverse Effect; and except as disclosed in the Base Prospectus, neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which would individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, reasonably be expected to have a Material Adverse Effect;
     (xxi) No labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is imminent, except for disputes that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
     (xxii) The Company and its subsidiaries are insured by insurers against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as described in the Base Prospectus;
     (xxiii) The Company and its subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as described in the Base Prospectus, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, if the subject of an unfavorable decision, ruling or finding, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect,
     (xxiv) Except as would not reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns which are required to be filed through the date hereof, which returns are true and correct in all material respects or has received timely extensions thereof, and have paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due. To the Company’s knowledge, there are no tax audits or investigations pending against the Company or any of its subsidiaries which would individually or in the aggregate, if adversely determined, have a Material Adverse Effect; nor are there any proposed additional tax assessments against the Company or any of its subsidiaries which would individually or in the aggregate reasonably be expected to have a Material Adverse Effect;

     (xxv) Neither the Company nor, to the knowledge of the Company, any other person associated with or acting on behalf of the Company, including, without limitation, any director, officer, agent or employee of the Company or its subsidiaries, has, directly or indirectly, while acting on behalf of the Company or its subsidiaries (A) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (B) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; or (C) taken any action that would result in a violation by such persons of any provision of the Foreign Corrupt Practices Act of 1977, as amended, which, in the case of (A), (B) or (C), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
     (xxvi) The Company has in place policies and procedures reasonably designed to ensure that it and its subsidiaries conduct operations in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all applicable jurisdictions, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceedings by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to any Money Laundering Law is pending or, to the knowledge of the Company, threatened;
     (xxvii) A registration statement with respect to the Shares has been filed on Form 8-A pursuant to Section 12 of the Act, which registration statement complies in all material respects with the applicable requirements of the Exchange Act;
     (xxviii) The Stock is listed on the New York Stock Exchange (the “NYSE”);
     (xxix) The Company has not sold or issued any securities that would be integrated with the offering of the Shares contemplated by this Agreement pursuant to the Exchange Act, the rules and regulations or interpretations thereof by the Commission; and
     (xxx) The financial statements included in the Base Prospectus and the Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis.
     (b) The Selling Stockholder represents and warrants to, and agrees with, the Underwriter that:

     (i) All consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Stockholder of this Agreement, and for the sale and delivery of the Shares to be sold by the Selling Stockholder hereunder, have been obtained, except such as may be required under the Act, state securities laws, FINRA or the NYSE as to which the Selling Stockholder makes no representation; and the Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by the Selling Stockholder hereunder;
     (ii) The sale of the Shares to be sold by the Selling Stockholder hereunder and the compliance by the Selling Stockholder with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, (B) the limited liability company agreement of the Selling Stockholder, or (C) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property of the Selling Stockholder, except in the case of (A) and (C) above, for such violations that would not, individually or in the aggregate, have a material adverse effect on the ability of the Selling Stockholder to perform its obligations hereunder, provided that no representation or warranty is made in this clause (ii) with respect to the antifraud provisions of federal and state securities laws;
     (iii) The Selling Stockholder has, and immediately prior to the Time of Delivery (as defined in Section 4 hereof) the Selling Stockholder will have, good and valid title to the Shares to be sold by the Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon transfer of the Shares to the Underwriter and payment therefor pursuant hereto, good and valid title to the Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the Underwriter;
     (iv) The Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;
     (v) To the extent that any statements made in the Registration Statement, the Base Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder expressly for use therein, such statements made in the Base Prospectus and the Registration Statement did, and such statements made in the

Prospectus, any further amendments or supplements to the Registration Statement and the Prospectus, and any Issuer Free Writing Prospectus, when they become effective or are filed with the Commission, as the case may be, did not or will not (as the case may be) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. For the avoidance of doubt, each of the Company and the Underwriter acknowledges and agrees that for all purposes of this Agreement, the only information furnished to the Company by or on behalf of the Selling Stockholder expressly for use in the Registration Statement, the Base Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto are the statements pertaining to the name and address of the Selling Stockholder and the number of shares owned and the number of shares proposed to be sold by the Selling Stockholder under the caption “Selling Stockholders” in the Base Prospectus and the caption “Selling Stockholder” in the Prospectus;
     (vi) In order to document the Underwriter’s compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions contemplated herein, the Selling Stockholder will deliver to you prior to or at the Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof); and
     (vii) The Shares represented by the certificate held by the Selling Stockholder are subject to the interests of the Underwriter hereunder; the obligations of the Selling Stockholder hereunder shall not be terminated by operation of law, by the dissolution of the Selling Stockholder, or by the occurrence of any other event; if the Selling Stockholder should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, the certificate representing the Shares shall be delivered by or on behalf of the Selling Stockholder in accordance with the terms and conditions of this Agreement.
     2. Subject to the terms and conditions herein set forth, the Selling Stockholder agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Selling Stockholder, at a purchase price per share of $8.95, an aggregate of 7,376,264 Shares.
     3. Upon the authorization by you of the release of the Shares, the Underwriter proposes to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.
     4. (a) The Shares to be purchased by the Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Underwriter may request upon at least forty-eight hours’ prior notice to the

Selling Stockholder shall be delivered by or on behalf of the Selling Stockholder, as their interests may appear, to the Underwriter, through the facilities of The Depository Trust Company (“DTC”), for the account of the Underwriter, against payment by or on behalf of the Underwriter of the purchase price therefor by wire transfer of federal (same-day) funds to the account specified by the Selling Stockholder to the Underwriter at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Shares, 9:30 a.m., New York City time, on November 12, 2009 or such other time and date as the Underwriter and the Company may agree upon in writing. Such time and date for delivery of the Shares is herein called the “Time of Delivery”.
     (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriter pursuant to Section 8(k) hereof, will be delivered at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, NY 10004 (the “Closing Location”), and the Shares will be delivered electronically via the facilities of The Depository Trust Company, all at the Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.
     5. The Company agrees with the Underwriter:
     (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Base Prospectus, the Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the

Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Base Prospectus, the Prospectus or other prospectus or suspending any such qualification, to promptly use its reasonable best efforts to obtain the withdrawal of such order;
     (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process or subject itself to taxation for doing business in any jurisdiction;
     (c) To furnish the Underwriter prior to 3:00 p.m., New York City time, on the second New York Business Day next succeeding the date of this Agreement and from time to time, with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if (i) the Underwriter notifies the Company that or (ii) the Company otherwise has knowledge that the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to the Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case the Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of the Underwriter, to prepare and deliver to the Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

     (d) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);
     (e) During the period commencing on the date hereof and ending 90 days after the date hereof (the “Lock-Up Period”), not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder, of any securities of the Company that are substantially similar to the Shares, including but not limited to any Stock, any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee and/or director equity plans existing on, or upon the conversion or exchange of convertible or exchangeable securities (or exercise of stock options) outstanding as of the date of this Agreement or as described in the Prospectus), without your prior written consent;
     (f) Upon reasonable request of the Underwriter, to furnish, or cause to be furnished, to the Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by the Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.
     6. (a) The Company represents and agrees that, without the prior consent of the Underwriter, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; the Selling Stockholder represents and agrees that, without the prior consent of the Company and the Underwriter, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; and the Underwriter represents and agrees that, without the prior consent of the Company and the Underwriter, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Underwriter is listed on Schedule IB hereto;
     (b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and
     (c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Base Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing at the time of such issuance, not misleading, the Company will give prompt notice thereof to the Underwriter and, following such notice, if requested by the Underwriter, will prepare and furnish without charge to the Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein.
     7. The Company covenants and agrees with the Underwriter that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (ii) the cost of printing or producing this Agreement, and the Blue Sky Memorandum, in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky survey; (iv) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriter in connection with, any required review by FINRA of the terms of the sale of the Shares; (v) the cost of preparing stock certificates; (vi) the cost and charges of any transfer agent or registrar; (vii) all costs and expenses incident to the performance of the Selling Stockholder’s obligations hereunder, including counsel to the Selling Stockholder; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; provided, however, that each of the Company and the Underwriter will pay for their own costs in connection with meetings with prospective purchasers. The Underwriter agrees to pay New York State stock transfer tax, and the Selling Stockholder agrees to reimburse the Underwriter for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood that the Company shall bear, and the Selling Stockholder shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement. It is further understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriter will pay all of its own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.
     8. The obligations of the Underwriter hereunder, as to the Shares to be delivered at the Time of Delivery, shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholder herein are, at and as of the Time of Delivery, true and correct, the condition that each of the Company and the Selling Stockholder shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:
     (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;
     (b) Debevoise & Plimpton LLP, counsel for the Underwriter, shall have furnished to you such written opinion or opinions, dated the date of the Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;
     (c) Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Company, shall have furnished to you their written opinion (a form of such opinion is attached as Annex I(a) hereto), dated the date of the Time of Delivery, in form and substance satisfactory to you.
     (d) Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Selling Stockholder, shall have furnished to you their written opinion with respect to the Selling Stockholder for whom they are acting as counsel (a form of such opinion is attached as Annex I(b) hereto), dated the date of the Time of Delivery, in form and substance satisfactory to you.
     (e) At the Time of Delivery, KPMG LLP shall have furnished to you a letter, dated the date of the Time of Delivery, in form and substance satisfactory to you;

     (f) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Base Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, in each case otherwise than as set forth or contemplated in the Base Prospectus, and (ii) since the date as of which information is given in the Base Prospectus there shall not have been any change in the capital stock or long-term debt of the Company and its subsidiaries, taken together as a whole, or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken together as a whole, otherwise than as set forth or contemplated in the Base Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Prospectus;
     (g) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE; (ii) a suspension or material limitation in trading in the Company’s securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Prospectus;
     (h) The Shares to be sold at the Time of Delivery shall have been duly listed, subject to notice of issuance, on the NYSE;
     (i) The Company shall have obtained and delivered to the Underwriter executed copies of a Lock-Up Agreement in a form heretofore furnished by you from each director, officer and stockholder of the Company named in Schedule II hereto;
     (j) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the second New York Business Day next succeeding the date of this Agreement; and

     (k) The Company and the Selling Stockholder shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company and of the Selling Stockholder, respectively, satisfactory to you as to the accuracy of the representations and warranties herein of the Company and of the Selling Stockholder, respectively, at and as of the Time of Delivery, and as to the performance by the Company and the Selling Stockholder, respectively, of all of their respective obligations hereunder to be performed at or prior to the Time of Delivery, and, with respect to the Company’s certificate, as to the matters set forth in subsections (a) and (f) of this Section.
     9. (a) The Company will indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” (in the case of either an Issuer Free Writing Prospectus or such “issuer information,” taken together with the Base Prospectus) filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Base Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Underwriter.
     (b) The Selling Stockholder will indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any “issuer information” (in the case of either an Issuer Free Writing Prospectus or such “issuer information,” taken together with the Base Prospectus) filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus or the Prospectus, or any such amendment or supplement, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder expressly for use therein; and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that for the avoidance of doubt, the Underwriter acknowledges and agrees that for all purposes of this Agreement, the only information furnished to the Company by or on behalf of the Selling Stockholder expressly for use in the Registration Statement, the Base Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto are the statements pertaining to the name and address of the Selling Stockholder and the number of shares owned and the number of shares proposed to be sold by the Selling Stockholder under the caption “Selling Stockholders” in the Base Prospectus and the caption “Selling Stockholder” in the Prospectus; provided, further, that the Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Base Prospectus or the Prospectus, or any such amendment or supplement, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use therein; and provided, further, that the liability of the Selling Stockholder pursuant to this subsection (b) shall not exceed the product of (x) the number of Shares sold by the Selling Stockholder and (y) the per share net proceeds to the Selling Stockholder, as set forth in the Prospectus.
     (c) The Underwriter will indemnify and hold harmless the Company and the Selling Stockholder against any losses, claims, damages or liabilities to which the Company or the Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein; and will reimburse the Company or the Selling Stockholder, as the case may be, for any legal or other expenses reasonably incurred by the Company or the Selling Stockholder, as the case may be, in connection with investigating or defending any such action or claim as such expenses are incurred.
     (d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
     (e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriter on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholder on the one hand or the Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholder and the Underwriter agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) the Selling Stockholder shall not be required to contribute any amount in excess of the amount by which (A) the net proceeds received by the Selling Stockholder from the sale of Shares exceeds (B) the amount of any damages which the Selling Stockholder have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. No party shall be liable for contribution under this subsection (e) except to the extent and under such circumstances as such party would have been liable for indemnification under this Section 9 if such indemnification were available or enforceable under applicable law.
     (f) The obligations of the Company and the Selling Stockholder under this Section 9 shall be in addition to any liability which the Company and the Selling Stockholder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act and each broker-dealer affiliate of the Underwriter; and the obligations of the Underwriter under this Section 9 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) to each officer and director of the Selling Stockholder and to each person, if any, who controls the Company or the Selling Stockholder within the meaning of the Act.
     10. If the Underwriter shall default in its obligation to purchase the Shares it has agreed to purchase hereunder at the Time of Delivery, then this Agreement shall thereupon terminate, without liability on the part of the Company or the Selling Stockholder, except for the expenses to be borne by the Company as provided in Section 7 hereof and the indemnity and contribution agreements of the Company and the Selling Stockholder in Section 9 hereof. Nothing herein shall relieve the Underwriter from liability for its default.
     11. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholder and the Underwriter, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter or any controlling person of the Underwriter, or the Company, or the Selling Stockholder, or any officer or director or controlling person of the Company or the Selling Stockholder, and shall survive delivery of and payment for the Shares.
     12. If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Stockholder shall then be under any liability to the Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Selling Stockholder as provided herein, the Company will reimburse the Underwriter for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriter in making preparations for the purchase, sale and delivery of the Shares not so delivered, but neither the Company nor the Selling Stockholder shall then be under any further liability to the Underwriter except as provided in Sections 7 and 9 hereof.
     13. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriter shall be delivered or sent by mail, telex or facsimile transmission to you at Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, NY 10005, Attention: ECM Syndicate Desk, facsimile (212) 797-9344; if to the Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to Coffeyville Acquisition II LLC c/o The Goldman Sachs Group, Inc., 85 Broad Street, New York, New York 10004, facsimile (212) 337-5505, Attention: Kenneth Pontarelli and David Thomas; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to the Underwriter pursuant to subsection 9(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to the Underwriter at its address set forth in its Underwriter’s Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholder by you upon request; provided, however, that notices under subsection 9(d) shall be in writing, and if to the Underwriter shall be delivered or sent by mail, telex or facsimile transmission to you at Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, NY 10005, Attention: ECM Syndicate Desk, facsimile (212) 797-9344. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
     14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter, the Company and the Selling Stockholder and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company, the Selling Stockholder and each person who controls the Company, the Selling Stockholder or the Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from the Underwriter shall be deemed a successor or assign by reason merely of such purchase.
     15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.
     16. Each of the Company and the Selling Stockholder acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholder, on the one hand, and the Underwriter, on the other, (ii) in connection therewith and with the process leading to such transaction the Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or the Selling Stockholder, (iii) the Underwriter has not assumed an advisory or fiduciary responsibility in favor of the Company or the Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company or the Selling Stockholder on other matters) or any other obligation to the Company or the Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) each of the Company and the Selling Stockholder has consulted its own legal and financial advisors to the extent it deemed appropriate. Each of the Company and the Selling Stockholder agrees that it will not claim that the Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Selling Stockholder in connection with such transaction or the process leading thereto.

     17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholder and the Underwriter, or any of them, with respect to the subject matter hereof.
     18. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     19. Each of the Company, the Selling Stockholder and the Underwriter hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
     20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
     21. Notwithstanding anything herein to the contrary, each of the Company and the Selling Stockholder is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholder relating to that treatment and structure, without the Underwriter imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.
     If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, and upon the acceptance hereof by the Underwriter, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriter, the Company and the Selling Stockholder.
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Very truly yours, CVR Energy, Inc.
By:	/s/ Edward Morgan
	Name:	Edward Morgan
	Title:	CFO

Coffeyville Acquisition II LLC
By:	/s/ Kenneth A. Pontarelli
	Name:	Kenneth A. Pontarelli
	Title:	Vice President

Accepted as of the date hereof: Deutsche Bank Securities Inc.
By:	/s/ Ed Bryant
	Name:	Ed Bryant
	Title:	Director

By:	/s/ Brad Miller
	Name:	Brad Miller
	Title:	Managing Director

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